Exhibit 99.2
For Immediate Release

Contact:	Patrick A. Reynolds
Investor Relations
(706) 649-4973
Synovus Corrects Updated Outlook for Fourth Quarter of 2008
Columbus, GA, January 3, 2009 — On January 2, 2009, Synovus Financial Corp. (NYSE:SNV), the Columbus, Georgia-based financial services company, issued a press release that incorrectly stated the Company’s current estimate for the fourth quarter loan loss provision as approximately $250 million with a fourth quarter estimated charge-off ratio of approximately 2.2%. The correct current estimate for the fourth quarter loan loss provision is approximately $350 million with a fourth quarter estimated charge-off ratio of approximately 3.2%.
Synovus is a financial services holding company with more than $34 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 31 banks, 440 ATMs, and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure the delivery of unparalleled customer experiences.
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our expectations regarding our loan loss provision and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release and our filings with the Securities and Exchange Commission. Many of these factors are beyond Synovus’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this press release and our filings with the Securities and Exchange Commission include: (1) declining values of residential real estate which may increase our credit losses and negatively affect our financial results more significantly than currently projected; (2) continuing deteriorations in general economic conditions, credit and conditions in the financial markets; (3) inadequacy of our allowance for loan losses, or the risk that the allowance may prove to be inadequate or may be negatively affected by credit risk exposures; and (4) the other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current

Synovus Corrects Updated Outlook for Fourth Quarter of 2008/p.2
reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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